SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Tripath Technology Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIPATH TECHNOLOGY INC.

2560 Orchard Parkway

San Jose, CA 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 18, 2004

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Tripath Technology Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, June 18, 2004 at 11:30 a.m., local time, at the Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054, for the following purposes:

1	To elect directors to serve for the ensuing year and until their successors are elected (Proposal One);

2	To approve an increase in the aggregate number of shares of common stock authorized for issuance under the Company’s 2000 Stock Plan, as amended, by 2,000,000 shares (Proposal Two);

3	To ratify the selection of BDO Seidman, LLP as independent accountants of the Company for its fiscal year ending December 31, 2004 (Proposal Three); and

4	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 22, 2004. On April 22, 2004 there were 47,366,712 shares of common stock outstanding and entitled to vote. Each such share is entitled to one vote. Only stockholders of record at the close of business on April 22, 2004 may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Adya S. Tripathi President and Chief Executive Officer

San Jose, California

May 17, 2004

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy card, telephone or Internet, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a legal proxy issued in your name from that record holder.

TRIPATH TECHNOLOGY INC.

2560 Orchard Parkway

San Jose, CA 95131

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 18, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the board of directors of Tripath Technology Inc. (referred to as the “Company” or “Tripath”) is soliciting your proxy to vote at the Company’s 2004 Annual Meeting. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 17, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on the record date, April 22, 2004, will be entitled to vote at the annual meeting. As of the record date, there were 47,366,712 shares of Tripath’s common stock outstanding and entitled to vote. For information regarding security ownership by management and by the beneficial owners of more than 5% of Tripath’s common stock, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Stockholders of Record: Shares Registered in Your Name

If on April 22, 2004 your shares were registered directly in your name with Tripath’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 22, 2004 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a legal proxy from your broker or other agent.

May I attend the annual meeting?

All stockholders of record as of the close of business on April 22, 2004 may attend the annual meeting. You must have a proxy card, or other evidence of your ownership of shares eligible to be voted as of the record date

(such as a copy of your brokerage or bank account statement), to attend the annual meeting. Also, stockholders will be asked to present valid government-issued photo identification, such as a driver’s license or passport, before being admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting. No items will be allowed into the annual meeting that might pose a concern for the safety of those attending.

If you are a registered stockholder, you will receive a proxy card in the mail. Please bring the proxy card, or other evidence of your ownership of shares eligible to be voted as of the record date, to the annual meeting.

If a broker, bank, trustee, nominee or other third party holds your shares, please inform that party that you plan to attend the annual meeting and ask for a legal proxy. Bring the legal proxy to the stockholder registration area when you arrive at the annual meeting and we will admit you to the annual meeting. If you cannot obtain a legal proxy in time, we will admit you to the annual meeting if you bring a copy of your brokerage or bank account statement showing that you owned Tripath stock as of April 22, 2004.

On what proposals am I voting?

The following three matters are scheduled for a vote:

•	The election of directors to serve for the ensuing year and until their successors are elected (Proposal One);

•	An increase in the aggregate number of shares of common stock authorized for issuance under the Company’s 2000 Stock Plan, as amended, by 2,000,000 shares (Proposal Two); and

•	The ratification of the selection of BDO Seidman, LLP as independent accountants of the Company for its fiscal year ending December 31, 2004 (Proposal Three).

How do I vote?

You may either vote “For” all of the nominees to the board of directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person: come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card: simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone: dial toll-free 1-800-435-6710 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. on June 17, 2004, to be counted.

•	To vote on the Internet: go to http://www.eproxy.com/trph to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. on June 17, 2004, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Tripath. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 22, 2004.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	“For” the election of all four nominees for director;

•	“For” the proposed 2,000,000 share increase in the aggregate number of shares of common stock authorized for issuance under the Company’s 2000 Stock Plan, as amended; and

•	“For” the ratification of the selection by the audit committee of the board of directors of BDO Seidman, LLP as independent accountants of the Company for its fiscal year ending December 31, 2004.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Tripath will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 2560 Orchard Parkway, San Jose, California 95131.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the annual meeting to be held in 2005 by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2005 annual meeting, stockholder proposals must be received by the Secretary of the Company no later than the Notice Deadline (as defined below), and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Section 2.5 of our Bylaws establishes an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. The Bylaws provide that, to be properly brought before an annual meeting, nominations for the election of director or other business must be: (1) specified in the notice of meeting given by or at the direction of the board of directors, (2) properly brought before the meeting by or at the direction of the board of directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of the Company no later than the Notice Deadline, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is defined as that date which is 120 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2005 annual stockholder meeting is January 17, 2005.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of Section 2.5 of our Bylaws may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to our Secretary at 2560 Orchard Parkway, San Jose, California 95131.

Stockholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our board of directors by following the procedures set forth in the section entitled “Director Candidates” in Proposal 1 below.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes will not be counted towards the vote total for any proposal and have no effect on the outcome of such proposal. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.

Please note that New York Stock Exchange regulations prohibit member organizations, such as brokers or other nominees, from giving a proxy to vote on proposals relating to equity compensation plans unless such member organizations receive specific instructions from the beneficial owner of the shares to vote on that proposal. If your shares are held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of Proposal 2 if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

How many votes are needed to approve each proposal?

•	For Proposal 1, the election of directors, the four nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2 (proposed 2,000,000 share increase in the aggregate number of shares of common stock authorized for issuance under the Company’s 2000 Stock Plan, as amended) and Proposal No. 3 (ratification of the selection by the audit committee of the board of directors of BDO Seidman, LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004) must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you attend the annual meeting but do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if at least a majority of the stock issued and outstanding and entitled to vote at the annual meeting is present in person or represented by proxy at the annual meeting.

Your shares will be counted as present at the annual meeting if you submit a valid proxy vote or vote at the annual meeting. Abstentions and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining the quorum requirement. If there is no quorum, a majority of the votes present at the annual meeting may adjourn the annual meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

Tripath’s board of directors currently consists of four directors. Upon the recommendation of the nominating committee of the board of directors, the board of directors has selected four nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each nominee listed below is currently a director of the Company. Each of these directors was elected by the stockholders, and none of them were elected by the board of directors.

VOTE REQUIRED

Directors are elected by a plurality of the votes properly cast in person or by proxy. The nominees receiving the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

NOMINEES

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The nominees have consented to be named nominees in the proxy statement and to continue to serve as directors if elected. If a nominee becomes unable or declines to serve as a director or if additional persons are nominated at the annual meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the board of directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The Company is not aware of any reason that any of the nominees will be unable or will decline to serve as directors. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

The following is a brief biography of each nominee for director.

NAME	AGE*	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY
Dr. Adya S. Tripathi	51	Founder, Chairman, President and Chief Executive Officer.
Mr. A.K. Acharya	47	President of HTL Co. Japan Ltd.
Mr. Andy Jasuja	53	Founder and Chief Executive Officer of Sigma Software Solutions, Inc.
Mr. Y.S. Fu	55	President of Wyse Technology (Taiwan) Ltd.

*	As of March 31, 2004

Dr. Adya S. Tripathi, founded Tripath and has served as our President, Chief Executive Officer and Chairman since our inception in 1995. Before founding Tripath, Dr. Tripathi held a variety of senior management and engineering positions with Advanced Micro Devices, Hewlett-Packard, International Business Machines (“IBM”), International Microelectronic Products (“IMP”), National Semiconductor and Vitel Communications. Dr. Tripathi holds Bachelor of Science and Master of Science degrees in Electrical Engineering from Banaras Hindu University in India. He pursued graduate work at the University of Nevada-Reno and the University of California-Berkeley, receiving his doctorate of philosophy in Electrical Engineering from the former in 1984. Dr. Tripathi has also taught at the University of California-Berkeley Extension.

Mr. A.K. Acharya, has served as a director of our company since August 2002. Mr. Acharya is President of HTL Co. Japan Ltd, a software development company for semiconductor capital equipment, a position he has held since 1994. Mr. Acharya holds a Bachelor of Technology in Electrical Engineering from Banaras Hindu University and a Masters of Technology degree in Electrical Engineering-Control System and Instrumentation from the Indian Institute of Technology (I.I.T.), Delhi in India.

Mr. Andy Jasuja, has served as a director of our company since September 2002. Mr. Jasuja is the founder and Chief Executive Officer of Sigma Software Solutions, Inc., a provider of service management software for cable companies. Between 1994 and 2002, Mr. Jasuja served as Chairman of Sigma Systems Group, which provides service management software for cable companies. Mr. Jasuja is an information technology professional with 27 years of experience in the software industry. Prior to founding Sigma, Mr. Jasuja spent several years in the banking and telecommunications industries in senior management and consulting roles. Mr. Jasuja holds a Bachelors degree in Electrical Engineering from the Institute of Technology in Varansi, India and a Masters degree in Systems Design Engineering from the University of Waterloo in Canada.

Mr. Y.S. Fu, has served as a director of our company since May 2002. Mr. Fu is President of Wyse Technology (Taiwan) Ltd., a server-centric computing company, a position he has held since 1998. He was previously President of WK Technology Investment Co., a technology investment firm based in Taiwan. Mr. Fu has also held positions with Logitech Far East Ltd., Qume and Texas Instruments. Mr. Fu has a degree in Mechanical Engineering from Chung-Yuan Christian University and a Masters of Business Administration from West Coast University in California.

CORPORATE GOVERNANCE

We are committed to principles of sound corporate governance. During the past year we reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and changes in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Based on our review, during the past year our board of directors adopted (1) amended charters for our audit committee, compensation committee and nominating committee, (2) a Code of Business Conduct and Ethics that complies with the rules of the SEC and the listing standards of the Nasdaq, (3) Complaint Procedures for Accounting and Auditing Matters and (4) procedures by which stockholders may communicate with independent members of the board of directors. You can access our current committee charters, Code of Business Conduct and Ethics and other information regarding our corporate governance practices at the “Corporate Governance” link on the “Investors” page of our website at www.tripath.com (the “Corporate Governance Webpage”).

INDEPENDENCE OF DIRECTORS

Our board of directors has determined that each of the following directors, constituting a majority of the board of directors, is “independent” within the meaning of the Nasdaq listing standards:

A.K. Acharya

Andy Jasuja

Y.S. Fu

DIRECTOR CANDIDATES

Stockholder Nominations and Recommendations. Section 2.5 of our Bylaws, described above, sets forth the procedure for the proper submission of stockholder nominations for membership on the board of directors. In addition, it is the policy of our nominating committee to consider properly submitted stockholder recommendations (as opposed to a formal nomination) for candidates for membership on our board of directors. A stockholder may make such a recommendation by submitting the following information to our Secretary at 2560 Orchard Parkway, San Jose, California 95131: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between the candidate and Tripath within the last three years and evidence of ownership of Tripath stock by the recommending stockholder.

Identifying and Evaluating Director Nominees. The nominating committee uses a variety of methods for identifying and evaluating candidates for nomination to the board of directors. Although candidates for nomination to the board of directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the nominating committee through professional search firms, stockholders or other persons. The nominating committee evaluates candidates for nomination by reviewing the qualifications of the candidates, considering the performance of the board of directors as a whole and the directors eligible for re-election at the annual meeting of stockholders, and considering the current size, composition and needs of the board of directors and its committees. The nominating committee also takes into account other factors it considers appropriate, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and potential conflicts of interest. Except as may be required by rules promulgated by the Nasdaq or the SEC, it is the current sense of the nominating committee that there are no specific, minimum qualifications that must be met by each nominee for the board of directors, nor are there specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. Candidates properly recommended by stockholders are evaluated by the nominating committee using the same criteria as other candidates.

CODE OF ETHICS

Tripath is committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the “Code”) reflects the business practices and principles of behavior that support this commitment. The Code satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a “code of conduct.” The Code is available at Tripath’s Corporate Governance Webpage, and we will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq, on Tripath’s Corporate Governance Webpage.

COMMUNICATIONS WITH THE BOARD

Stockholders may communicate with the non-management members of the board of directors by writing to: Board of Directors, Tripath Technology Inc., 2560 Orchard Parkway, San Jose, California 95131. Pursuant to procedures adopted by the board of directors, the chief financial officer of the Company reviews all such correspondence and forwards copies of all correspondence, together with a summary, to each member of the board of directors. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s audit committee and handled in accordance with procedures established by the audit committee with respect to such matters.

BOARD MEETINGS AND COMMITTEES

The board of directors of the Company held a total of two meetings and acted by written consent once during the fiscal year ended December 31, 2003. No director serving during fiscal year 2003 attended fewer than 75% of the aggregate of all meetings of the board of directors and the committees of the board of directors upon which such director served. Directors are encouraged, but not required, to attend the annual meeting of stockholders. One director attended the last annual meeting of stockholders.

The board of directors has three standing committees: the audit committee, the compensation committee and the nominating committee.

Audit Committee. Tripath has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee currently consists of three directors: Messrs. Acharya, Fu and Jasuja, all of whom are “independent” as independence for audit committee members is defined in the Nasdaq listing standards. Mr. Fu serves as Chairman of the committee. While each member of the audit committee is “financially sophisticated,” as defined in the Nasdaq listing standards, our board of directors has determined that there is currently no “audit committee financial expert,” as defined in SEC rules, serving on the audit committee. Tripath is attempting to find an individual who is an audit committee financial expert and is willing to serve as a director and as a member of our audit committee.

The audit committee oversees the Company’s financial reporting process and internal controls, as well as the independent audit of the Company’s financial statements. The audit committee also selects an accounting firm to be engaged as the Company’s independent public accountants and provides oversight of legal, ethical and corporate governance matters. The audit committee held five meetings and acted by written consent once during fiscal year 2003. The report of the audit committee is presented later in this proxy statement. The board of directors has adopted a written charter for the audit committee that is available at Tripath’s Corporate Governance Webpage and was attached as Appendix A to our proxy statement for our 2003 annual meeting.

Compensation Committee. The compensation committee currently consists of two directors: Messrs. Fu and Acharya, both of whom are “independent” as defined in the Nasdaq listing standards. Mr. Acharya serves as Chairman of the committee.

The compensation committee reviews and approves our overall compensation strategy and policies; determines the compensation and terms of employment of our chief executive officer and other executive officers; and recommends to the board of directors the types and amount of compensation to be paid to directors of the Company. The compensation committee also administers our common stock option plans. The compensation committee did not hold a meeting during 2003 because no changes to the compensation of executive officers was proposed. The compensation committee acted by written consent eight times during fiscal year 2003. The report of the compensation committee is presented later in this proxy statement. The board of directors has adopted a written charter for the compensation committee that is available at Tripath’s Corporate Governance Webpage.

Nominating Committee. The nominating committee is composed of two directors: Messrs Jasuja and Acharya, both of whom are “independent” as independence for nominating committee members is defined in the Nasdaq listing standards. Mr. Acharya serves as Chairman of the committee. The nominating committee identifies, evaluates and recommends candidates for membership on the Company’s board of directors and committees thereof and periodically evaluates the performance of the board of directors and its committees. The policies and procedures of the nominating committee regarding director candidates are found in the section entitled “Director Candidates” above. The board of directors has adopted a written charter for the nominating committee that is available at Tripath’s Corporate Governance Webpage.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationships exist between any member of Tripath’s board of directors or compensation committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the compensation committee is or was formerly an officer or an employee of Tripath.

DIRECTOR COMPENSATION

Our directors did not receive any cash compensation for their services as directors during fiscal year 2003. Our 2000 Stock Plan provides for grants of options to purchase common stock to our directors who are not employees. Our non-employee directors each received a grant of options to purchase 50,000 shares of our common stock for their service during fiscal year 2003. Non-employee directors did not receive any options to purchase shares of our common stock for participation on any committee of the board of directors on which they served during fiscal year 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1

PROPOSAL 2

APPROVAL OF INCREASE IN THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK

AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2000 STOCK PLAN BY 2,000,000 SHARES

In April 2000, the board of directors adopted the Company’s 2000 Stock Plan (the “Stock Plan”), which was approved by stockholders on July 21, 2000. The Stock Plan currently provides that a total of 19,300,000 shares of common stock may be issued pursuant to options, restricted shares, units or rights that may be granted or awarded from time to time under the Stock Plan. As of March 31, 2004, there were outstanding options to purchase 8,553,719 shares of common stock, and a total of 4,408,941 shares of common stock were still available for grant under the Stock Plan. As of March 31, 2004, the market value of the total shares of common stock reserved for issuance was $17,944,390.

The board of directors recommends that stockholders approve an increase in the number of shares reserved under the Stock Plan in order to ensure enough options are available for fiscal year 2004 to provide for continued growth of the Company and to allow enough options to continue to provide an incentive to current employees. The amendment will increase the number of shares reserved for issuance under the Stock Plan by 2,000,000 shares, bringing the total number of shares issuable under the Stock Plan to 21,300,000 shares, and no further vote of the stockholders will be required for additional options and other stock awards to be granted under the Stock Plan. The Company has not and will not receive any consideration in the form of cash or otherwise for the granting of options or other stock awards. Upon the exercise of stock options or receipt of other stock awards granted under the Stock Plan, the number of shares of the Company’s total outstanding stock will increase, having a dilutive effect on the percentage ownership of current stockholders. We believe that an increase in the number of shares reserved for issuance under the Stock Plan is necessary to allow our board of directors the flexibility to continue to provide adequate incentives to our employees and to promote the success of the Company.

VOTE REQUIRED

The approval of the amendment to increase the number of shares available for issuance pursuant to the Stock Plan requires the affirmative vote of a majority of shares present and entitled to vote either in person or by proxy at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE STOCK PLAN.

SUMMARY OF 2000 STOCK PLAN

The major provisions of the Stock Plan are described below. The following summary is qualified in its entirety by reference to the Stock Plan, a copy of which is available in its entirety in the proxy materials located at the “SEC Filings” link on the “Investors” page of our website at www.tripath.com.

Purpose. The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business.

Eligibility. Stock options and stock awards may be granted to employees, consultants, officers and directors who are providing services to the Company or its subsidiary. Incentive stock options may be granted under the Stock Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its subsidiary are eligible to receive nonstatutory stock options under the Stock Plan. As of March 31, 2004, approximately sixty-two employees, twelve consultants, four officers and three non-employee directors had stock options and stock awards outstanding and subject to the Stock Plan.

Administration. The Stock Plan may generally be administered by the board of directors or a committee appointed by the board of directors, as applicable (the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the Stock Plan.

Term of Plan. The Stock Plan became effective in April 2000 and will continue until its expiration in April 2010, unless terminated earlier. The Board has the power to terminate the Stock Plan at any time, except with respect to options or stock subject to restrictions already outstanding.

Amendment. The board of directors may amend, terminate or modify the Stock Plan at any time without approval of the stockholders; provided, however, that stockholder approval shall be obtained if required under applicable laws. No amendment or modification of the Stock Plan may adversely change or modify any option or award already granted without the consent of the holder of such option or award.

Adjustment upon changes in capitalization, dissolution, merger or asset sale.

•	If our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any stock split, reverse stock split, stock dividend, combination or reclassification or other similar change in our capital structure effected without receipt of consideration, the Board may make appropriate adjustment in the number and kind of shares for which grants and awards may be made under the Stock Plan, in the number and kind of shares as to which outstanding grants and rights shall be exercisable and the exercise price of any such outstanding option or stock purchase right.

•	In the event of a liquidation or dissolution of the Company, any unexercised options or stock purchase rights will terminate. The Administrator may in its discretion provide that prior to such event, optionees will have the right to exercise options without any limitation on exercisability until ten (10) days prior to the liquidation or dissolution.

•	In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, stock options and stock purchase rights shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options or rights, the optionee will have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator will notify the optionee that the option or stock purchase right is fully exercisable for 15 days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

Stock Options. Each option is evidenced by a stock option agreement between the Company and the optionee. The Administrator determines:

•	the persons to whom options are granted,

•	the exercise price,

•	the number of shares to be covered by each option (subject to the limits described below),

•	the period of each option,

•	the times at which options may be exercised,

•	whether the option is an incentive stock option or a nonstatutory stock option, and

•	the other terms applicable to each option.

The exercise price of an option cannot be less than the fair market value of our common stock on the date of grant unless issued pursuant to a merger or other corporate transaction and the option may not be exercised later than ten years from the date of grant. If an optionee receiving an incentive stock option at the time of grant owns stock representing more than 10 percent of the combined voting power of the Company (i) the exercise price may not be less than 110 percent of the fair market value of our common stock on the date of grant and (ii) such option may not be exercisable after the expiration of five years from the date of grant. If the aggregate fair market value (determined as of the date of grant) of the stock underlying incentive stock options that become exercisable by an employee in any calendar year exceeds $100,000, such excess shall be treated as a nonstatutory stock option. The fair market value of our common stock is generally determined with reference to the closing sale price for our common stock on the date of grant. The fair market value of our common stock on April 22, 2004 was $4.36. No option may be exercised after the expiration of its term (typically ten (10) years). No monetary consideration is paid to the Company upon the granting of options.

Pursuant to the Stock Plan, no employee, director or consultant can be granted stock options to purchase more than 500,000 shares in any given year, except in connection with such individual’s initial service to the Company, at which time such individual may be granted options to purchase up to an additional 500,000 shares, which will not count against the annual limit.

Options are nontransferable except on death of the holder or, at the Administrator’s discretion. Such transferred options will contain additional terms as the Administrator deems appropriate.

Options are exercisable in accordance with the terms of the Stock Plan and the option agreement entered into at the time of the grant between the Company and the optionee. Options may only be exercised (i) while an optionee is employed by the Company or a subsidiary as an employee or consultant, (ii) within 12 months following termination of employment by reason of death or disability, (iii) within three months following termination of employment for any other reason, or (iv) within the time specified in the optionee’s option agreement. The purchase price for shares purchased pursuant to the exercise of options must be paid in a form of consideration acceptable to the Administrator, including cash, a promissory note (if permissible by law), cashless exercise, cancellation of indebtedness, shares of common stock or a combination of cash and common stock.

An optionee’s stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

Stock Purchase Rights. Stock purchase rights may be granted under the Stock Plan, subject to the terms prescribed by the Administrator. After the Administrator determines that it will offer stock purchase rights under the Stock Plan, it will advise the offeree by means of a notice of grant, of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted by execution of a restricted stock purchase agreement.

Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the termination of the purchaser’s service with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. The restricted stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator in its sole discretion.

Once the stock purchase right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of our duly authorized transfer agent. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock purchase right is exercised, except as in accordance with the provisions, described above, governing adjustments upon changes in capitalization, dissolution, merger or asset sale.

TAX CONSEQUENCES

Incentive Stock Options. Certain options authorized to be granted under the Stock Plan are intended to qualify as “incentive stock options” for federal income tax purposes. Under federal income tax law currently in effect, there generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any. If an optionee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. If an optionee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period (a “disqualifying disposition”), then at the time of the disqualifying disposition the optionee will recognize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) (discussed below) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options and Stock Purchase Rights. Nonstatutory stock options and stock purchase rights granted under the Stock Plan generally have the following federal income tax consequences. There are no tax consequences to the participant or the Company by reason of the grant of a nonstatutory stock option or stock purchase right. Upon acquisition of the stock pursuant to the exercise of a nonstatutory stock option or purchase under a stock purchase right, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions (for example, the Company’s right to repurchase the stock at the holder’s original cost), the taxable event will be delayed until the vesting restrictions lapse, unless the participant makes an election pursuant to Section 83(b) of the Code to be taxed upon receipt of the stock. With respect to employees, the ordinary income recognized will be subject to income and employment tax withholding. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant. Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options and stock purchase rights under the Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside. Each optionee must rely on his or her own tax advisor for advice regarding his or her specific tax consequences.

PLAN ACTIVITY

The grant of options under the 2000 Stock Plan to employees, officers and directors is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the 2000 Stock Plan. Accordingly, future awards are not determinable. The participation of each of the executive officers named in the Summary Compensation Table appearing below, of all current executive officers as a group and of all other employees as a group in the 2000 Stock Plan during the 2003 fiscal year is set forth below in the section entitled “Option Grants in Last Fiscal Year.” The participation of the non-employee directors in the 2000 Stock Plan during the 2003 fiscal year is set forth above in the section entitled “Director Compensation.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to the Company’s equity compensation plans in effect as of December 31, 2003 (share amounts rounded to the nearest thousand):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders:
2000 Stock Option Plan	8,501,000	$2.40	4,794,000
2000 Employee Stock Purchase Plan	—	—	322,000
Equity compensation plans not approved by security holders	—	—	—
Total	8,501,000	$2.40	5,116,000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

The audit committee of the board of directors has selected BDO Seidman, LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2004. The board of directors recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the board of directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the audit committee, in its discretion, may direct the appointment of new independent public accountants at any time during the year if the audit committee determines that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote or ratification, the audit committee will reconsider its selection.

BDO Seidman, LLP has audited the Company’s financial statements beginning with the fiscal year ended December 31, 2003. Prior to that, the Company’s financial statements were audited by PricewaterhouseCoopers LLP. Representatives of BDO Seidman, LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of BDO Seidman, LLP are also expected to be available to respond to appropriate questions.

VOTE REQUIRED

The approval of the appointment of BDO Seidman, LLP as independent public accountants for the fiscal year ending December 31, 2004 requires the affirmative vote of a majority of shares present and entitled to vote either in person or by proxy at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

AUDIT FEES

The following table sets forth the aggregate fees billed or to be billed by BDO Seidman, LLP for the following services during fiscal 2003 and the aggregate fees billed by PricewaterhouseCoopers LLP for the following services during fiscal 2002:

Description of Services	2003	2002
Audit fees (1)	$155,000	$180,000
Audit - Related Fees	—	—
Tax Fees (2)	15,000	14,750
All Other Fees (3)	—	65,600

Total	$170,000	$260,350

(1)	Represents the aggregate fees billed or to be billed for professional services rendered for the audit of our 2003 and 2002 annual financial statements and for the review of the financial statements included in our quarterly reports during such periods.
(2)	Represents the aggregate fees billed in 2003 and 2002 for professional services rendered for tax compliance.
(3)	Represents the aggregate fees billed in 2003 and 2002 for services not reported above, including fees for services rendered in connection with the Company’s filing of a registration statement related to the Company’s January 2002 financing.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of BDO Seidman, LLP was approved in advance by the audit committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

On April 10, 2003, PricewaterhouseCoopers LLP, the independent accounting firm previously engaged as our auditing firm to audit our financial statements, resigned.

The reports of PricewaterhouseCoopers LLP on the financial statements for the fiscal years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report for the fiscal years ended December 31, 2002 and 2001 included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. On March 9, 2004, PricewaterhouseCoopers LLP modified their report for the fiscal years ended December 31, 2002 and 2001 and removed their explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

The decision by PricewaterhouseCoopers LLP to terminate the client-auditor relationship was not recommended or approved by the audit committee of our board of directors.

In connection with its audits for the fiscal years ended December 31, 2002 and 2001 and through April 10, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. In connection with the audit for the fiscal year ended December 31, 2002, our chief financial officer made certain public comments following the filing of Form 10-K/A on April 1, 2003 indicating management’s disagreement with PricewaterhouseCoopers LLP including in its audit report on our financial statements for the years ended December 31, 2002 and 2001 a reference to the existence of substantial doubt regarding our ability to continue as a going concern. The audit committee of our board of directors did not discuss the subject matter of this disagreement with PricewaterhouseCoopers LLP. We have authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of its successor accountant concerning the subject matter of such disagreement.

PricewaterhouseCoopers LLP’s letter to the Securities and Exchange Commission stating its agreement with the statements made in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2003, which are not materially different than the statements made herein, is filed as an exhibit to such Current Report on Form 8-K.

On May 9, 2003, we engaged the services of BDO Seidman, LLP as our new independent auditors for our fiscal year ended December 31, 2003. Our Board of Directors, with the recommendation of the Audit Committee of the Board of Directors, authorized and approved the engagement of BDO Seidman. In deciding to select BDO Seidman, the Audit Committee and our management considered auditor independence issues raised by commercial relationships we have or may have with certain accounting firms. With respect to BDO Seidman, we do not have any commercial relationship with BDO Seidman that would impair its independence. During the two fiscal years ended December 31, 2001 and 2002, and the subsequent interim period through May 9, 2003, we did not consult with BDO Seidman regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

AUDIT COMMITTEE REPORT

Tripath Technology Inc. has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The audit committee currently consists of three directors, each of whom is “independent” as independence for audit committee members is defined in the listing standards of The Nasdaq Stock Market, Inc. The board of directors has adopted a written charter for the audit committee that is available at www.tripath.com and was attached as Appendix A to our proxy statement for our 2003 annual meeting.

Management is responsible for the Company’s financial reporting process and internal controls. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The audit committee’s responsibility is to oversee these processes and to select an accounting firm to be engaged as the Company’s independent public accountants.

The audit committee reviewed and discussed the audited financial statements contained in the Company’s 2003 Annual Report on Form 10-K with management and the independent accountants. The audit committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the audit committee discussed with the independent public accountants the accountants’ independence from the Company and its management, including the written disclosures and the letter submitted to the audit committee by the independent accountants as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

Based upon such review and discussion, the audit committee recommended that the board of directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Respectfully Submitted by the Members of the

Audit Committee of the Board of Directors

Y.S. Fu

Andy Jasuja

A.K. Acharya

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 22, 2004, certain information as known to the Company with respect to the beneficial ownership of our common stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all current executive officers and directors of the Company as a group.

Name of Beneficial Owner	Number of Shares(1)	Percent of Total(1)
Adya S. Tripathi (2)	12,712,498	26.39%
David P. Eichler (3)	147,394	*
Naresh Sharma (4)	303,320	*
Graham Wright (5)	93,644	*
Andy Jasuja (6)	111,249	*
A.K. Acharya (7)	132,649	*
Y.S. Fu (8)	104,249	*
Directors and executive officers as a group (7 persons) (9)	13,605,003	27.82%

*	Represents less than one percent (1%) of the total.
(1)	This table is based upon information supplied by officers, directors and principal stockholders, and in Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes that each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The number and percentage of shares beneficially owned are based on an aggregate of 47,366,712 shares of our common stock outstanding as of April 22, 2004, and are determined under rules promulgated by the Securities and Exchange Commission. This information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 22, 2004 through the exercise of any stock option or other right.
(2)	Includes 812,498 shares subject to options that are exercisable within 60 days of April 22, 2004 and 900,000 shares held in trust for the benefit of Dr. Tripathi’s minor children over which Dr. Tripathi holds sole voting and dispositive power. Dr. Tripathi’s address is c/o Tripath Technology Inc., 2560 Orchard Parkway, San Jose, CA 95131.
(3)	Represents options that are exercisable within 60 days of April 22, 2004.
(4)	Includes 224,162 shares subject to options that are exercisable within 60 days of April 22, 2004.
(5)	Includes 35,416 shares subject to options that are exercisable within 60 days of April 22, 2004.
(6)	Represents options that are exercisable within 60 days of April 22, 2004.
(7)	Includes 106,249 shares subject to options that are exercisable within 60 days of April 22, 2004 and 26,400 shares held by HTL Co. Japan Ltd.
(8)	Represents options that are exercisable within 60 days of April 22, 2004.
(9)	Includes 1,541,217 shares subject to options that are exercisable within 60 days of April 22, 2004.

EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation awarded to, earned by, or paid to our Chief Executive Officer and the other three most highly paid executive officers, each of whose total cash compensation in the last fiscal year exceeded $100,000, for services to us in all capacities during the last three fiscal years.

Name and Principal Position	Year								Long-Term Compensation
		Annual Compensation							Restricted Stock Awards			Securities Underlying Options
		Salary		Bonus		Other
Adya S. Tripathi Chief Executive Officer	2003 2002 2001	$ $ $	324,000 348,000 360,000	$ $ $	0 0 0	$ $ $	0 0 61,182	(2)	$ $ $	322,200 0 0	(1)	500,000 200,000 200,000
David P. Eichler (3) Chief Financial Officer	2003 2002 2001	$ $ $	150,000 27,083 0	$ $ $	10,000 25,000 0	$ $ $	0 0 0		$ $ $	0 0 0		125,000 300,000 0
Graham K. Wright (4) Vice President of Sales and Marketing	2003 2002 2001	$ $ $	150,000 49,375 0	$ $ $	0 0 0	$ $ $	76,500 16,500 0	(5) (6)	$ $ $	0 0 0		125,000 300,000 0
Naresh Sharma Vice President of Operations	2003 2002 2001	$ $ $	135,000 137,500 140,346	$ $ $	0 0 0	$ $ $	0 0 0		$ $ $	0 0 0		125,000 100,000 170,000

(1)	On April 28, 2003, the compensation committee of the board of directors approved a grant of 1.8 million shares of restricted stock to Dr. Tripathi pursuant to the 2000 Stock Plan, in part to rectify the previous invalid grant of options to purchase an aggregate of 3.4 million shares. The restricted shares vest as to 50% one year after the date of grant and the remainder will vest in full two years after the date of grant. The vesting of the shares accelerates in full upon a change in control of the Company or upon involuntary termination. The value of $322,200 represents the dollar value of the restricted stock award calculated by multiplying the closing market price of the Company’s stock on the date of grant ($0.18) by the number of shares awarded (1.8 million) net of consideration paid ($1,800).
(2)	Represents gross-up for taxes in connection with forgiveness of notes and related interest totaling $738,000 in fiscal year 2000.
(3)	David Eichler joined Tripath on October 28, 2002.
(4)	Graham Wright joined Tripath on September 3, 2002.
(5)	Includes sales commissions of $70,500 and an automobile allowance of $6,000.
(6)	Includes sales commissions of $15,000 and an automobile allowance of $1,500.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to stock options granted pursuant to our 2000 Stock Plan during fiscal year 2003 to each of the executive officers named in the Summary Compensation Table above.

The amounts shown as potential realizable value represent hypothetical gain that could be achieved for the respective options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value at the date of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate of projection of the future price of our common stock. Actual gains, if any, on stock option exercises depend on the future performance of the trading price of our common stock. The amounts reflected in the table may not necessarily be achieved.

	Individual Grants								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal 2003(1)		Exercise Price Per Share(2)		Expiration Date(3)		5%		10%
Adya Tripathi (4)	200,000 300,000	(5) (6)	6.77 10.15	% %	$ $	0.198 0.847	4/28/13 7/1/13	(5) (6)	$ $	25,156 160,368	$ $	63,750 406,404
David P. Eichler(7)	125,000		4.23%			$0.77	7/1/13			$60,531		$153,398
Graham K. Wright(7)	125,000		4.23%			$0.77	7/1/13			$60,531		$153,398
Naresh Sharma(7)	125,000		4.23%			$0.77	7/1/13			$60,531		$153,398

(1)	Based on options granted to purchase an aggregate of 2,955,000 shares of common stock to employees during fiscal year 2003. In addition, we granted 1,800,000 shares of restricted stock during fiscal year 2003, for an aggregate of 4,755,000 shares of common stock underlying awards made pursuant to the 2000 Stock Plan. We have never granted any stock appreciation rights.
(2)	The exercise prices equal the fair market value on the date of grant, except that, pursuant to the 2000 Stock Plan, the exercise prices for options granted to Dr. Tripathi equal 110% of the fair market value on the dates of grant because Dr. Tripathi owned stock representing more than 10% of the voting power of all classes of Tripath stock on the dates of grant.
(3)	Options may terminate before their expiration upon the termination of optionee’s status as an employee or consultant, the optionee’s death or an acquisition of Tripath.
(4)	In fiscal 2002, Dr. Tripathi was granted options to purchase 2.5 million shares of the Company’s common stock. Since the Company’s 2000 Stock Plan included a 200,000 share annual limitation on grants, the stock option grants to Dr. Tripathi exceeding the annual limitation, an aggregate of 2.3 million shares, were not validly granted. On April 28, 2003, to rectify the invalid grant of these and other similarly invalid grants covering an aggregate of 3.4 million shares, the compensation committee of the board of directors approved a grant of options to purchase 200,000 shares and a grant of 1.8 million shares of restricted stock, each pursuant to the 2000 Stock Plan. The option grant has monthly vesting over a two year period, while the grant of restricted stock vests as to 50% one year after the date of grant and vests in full two years after the date of grant. For both the stock option grant and the grant of restricted stock, there is a provision for accelerated vesting in full upon a change in control of the Company or upon involuntary termination.
(5)	Includes Incentive Stock Options (“ISOs”) and Nonstatutory Stock Options (“NSOs”). To the extent the options are determined to be ISOs, such options have an expiration date of April 28, 2008. To the extent the options are determined to be NSO, such options have an expiration date of April 28, 2013.
(6)	Includes Incentive Stock Options (“ISOs”) and Nonstatutory Stock Options (“NSOs”). To the extent the options are determined to be ISOs, such options have an expiration date of July 1, 2008. To the extent the options are determined to be NSO, such options have an expiration date of July 1, 2013.
(7)	Options vest in monthly installments over 48 months.

YEAR-END OPTION VALUES

The following table provides information for the executive officers named in the Summary Compensation Table above concerning stock options exercised during the year ended December 31, 2003, as well as the number and value of securities underlying exercisable and unexercisable options held as of December 31, 2003.

	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In- the-Money Options at December 31, 2003 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Adya S. Tripathi(2)	—	—	645,831	454,169	$800,068	$2,014,284
David P. Eichler	—	—	100,519	324,481	$674,228	$2,137,272
Graham K. Wright	75,000	$269,250	25,519	324,481	$166,603	$2,152,147
Naresh Sharma	—	—	192,597	261,673	$970,985	$1,628,208

(1)	Market value of underlying securities based on the closing price of Tripath’s common stock on December 31, 2003 on the Nasdaq National Market of $6.99 minus the exercise price.
(2)	In fiscal 2002, Dr. Tripathi was granted options to purchase 2.5 million shares of the Company’s common stock. Since the Company’s 2000 Stock Plan included a 200,000 share annual limitation on grants, the stock option grants to Dr. Tripathi exceeding the annual limitation, an aggregate of 2.3 million shares, were not validly granted. On April 28, 2003, to rectify the invalid grant of these and other similarly invalid grants covering an aggregate of 3.4 million shares, the compensation committee of the board of directors approved a grant of options to purchase 200,000 shares and a grant of 1.8 million shares of restricted stock, each pursuant to the 2000 Stock Plan. The option grant has monthly vesting over a two year period, while the grant of restricted stock vests as to 50% one year after the date of grant and vests in full two years after the date of grant. For both the stock option grant and the grant of restricted stock, there is a provision for accelerated vesting in full upon a change in control of the Company or upon involuntary termination.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The following is the report of the compensation committee of the board of directors with respect to the compensation paid to the Company’s executive officers during the fiscal year ended December 31, 2003. Actual compensation earned during fiscal 2003 by the named executive officers is shown in the Summary Compensation Table above under “Executive Compensation.”

INTRODUCTION

The compensation committee of the board of directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The committee strives to ensure that the Company’s executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve and exceed certain key objectives of the Company by making individual compensation dependent on the Company’s achievement of certain financial goals, such as profitability, and by providing rewards for exceeding those goals.

COMPENSATION PROGRAMS

Base Salary. The committee establishes base salaries for executive officers. Base pay increases vary according to individual contributions to the Company’s success and comparisons to similar positions within the Company and at other comparable companies.

Bonuses. Each executive officer is evaluated individually to determine a bonus for the fiscal year based on performance criteria.

Stock Options. The committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The committee views stock options as one of the more important components of the Company’s long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. The Company generally grants options that become exercisable over a four-year period as a means of encouraging executives and other employees to remain with the Company and to promote its success. Options granted by the Company to its executive officers and other employees have exercise prices no less than the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long-term and encourage equity ownership in the Company.

The initial option grant is designed to be competitive with those of comparable companies for the level of responsibility that the executive holds and to motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals.

Other. In addition to the foregoing, officers participate in compensation plans available to all employees, such as participation in both the Company’s 401(k) retirement plan and employee stock purchase plan. The Company does not make matching contributions to either the 401(k) or employee stock purchase plans.

COMPENSATION LIMITATIONS

The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

The committee uses the procedures described above in setting the annual salary and equity awards for Adya Tripathi, the Company’s President and Chief Executive Officer and a member of the board of directors. The committee reviews and establishes Dr. Tripathi’s base salary based on the committee’s assessment of his past performance and expectation as to his future contributions in directing the Company’s long-term success. Due to the Company’s financial performance, the Company reduced the base salaries of our employees, including Dr. Tripathi, for fiscal 2003 by approximately 10%. In addition, Dr. Tripathi did not receive a cash bonus in fiscal 2003. The committee evaluated Dr. Tripathi’s ongoing contributions to the Company and the value of creating an incentive for him to continue to work at the Company to help it meet or exceed its financial goals, and based on that evaluation granted Dr. Tripathi options to purchase 2.5 million shares of common stock in fiscal 2002. Since the Company’s 2000 Stock Plan includes a 200,000 share annual limitation on grants, the stock option grants to Dr. Tripathi exceeding the annual limitation, an aggregate of 2.3 million shares, were not validly granted. On April 28, 2003, to rectify the invalid grant of these and other similarly invalid grants covering an aggregate of 3.4 million shares, the compensation committee of the board of directors approved a grant of options to purchase 200,000 shares, which vest monthly over a two year period, and a grant of 1.8 million shares of restricted stock, each pursuant to the 2000 Stock Plan. The restricted stock vest as to 50% on April 28, 2004 and vest as to the remainder on April 28, 2005. For both the stock option grant and the grant of restricted stock, there is a provision for accelerated vesting in full upon a change in control of the Company or upon involuntary termination.

Respectfully Submitted By the

Members of the Compensation Committee

A.K. Acharya

Y.S. Fu

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of our common stock with the cumulative return of the Nasdaq Index and the S&P 500 Index for the period commencing August 1, 2000 and ending on December 31, 2003. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

(*)	The graph assumes that $100 was invested on August 1, 2000 in our common stock, at the offering price of $10.00 per share, and $100 was invested on August 1, 2000, in the Nasdaq Stock Market (U.S.) Index and the S&P Semiconductors Index. The Company has not declared or paid any dividends on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

CUMULATIVE TOTAL RETURN AT PERIOD ENDED

	8/00	12/00	12/01	12/02	12/03
Tripath Technology Inc.	100.00	143.13	17.10	2.80	69.90
NASDAQ Stock Market (U.S.)	100.00	65.16	51.69	35.74	45.28
S&P Semiconductors	100.00	52.11	43.86	21.39	42.25

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one Form 4 reporting one transaction for each of Messrs. Tripathi, Acharya, Jasuja, Fu, Eichler, Sharma and Wright were not filed on a timely basis. All such Forms 4 have since been filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

INDEMNIFICATION AGREEMENTS

Our bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Delaware General Corporation Law expressly permits indemnification.

We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any director or executive officer in any action or proceeding, including any action by or in our right arising out of that person’s services as a director, officer, employee, agent or fiduciary for us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. The agreements do not provide for indemnification in cases where

•	the claim is brought by the indemnified party;

•	the indemnified party has not acted in good faith;

•	the expenses have been paid directly to the indemnified party under a policy of officers’ and directors’ insurance maintained by us; or

•	the claim arises under Section 16(b) of the Securities Exchange Act.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. It is the position of the Securities and Exchange Commission that indemnification for liabilities arising under federal or state securities laws is against public policy and not enforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification. The Company is self-insured for these and similar claims.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tripath stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Tripath Technology Inc., Mr. David Eichler, Chief Financial Officer, 2560 Orchard Parkway, San Jose, CA 95131 or call (408) 750-3400 to request an additional copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Company knows of no other matters to be submitted to the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form proxy to vote the shares they represent as the board of directors may recommend.

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Mr. David Eichler, Chief Financial Officer, Tripath Technology Inc., 2560 Orchard Parkway, San Jose, CA 95131.

THE BOARD OF DIRECTORS

Dated: May 17, 2004

APPENDIX A

PROXY

TRIPATH TECHNOLOGY INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD JUNE 18, 2004

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tripath Technology Inc. (the “Company”), a Delaware corporation, will be held on June 18, 2004 at 11:30 a.m., local time, at the Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054, for the purposes stated on the reverse side of this proxy card.

The signatory on the reverse side of this proxy card (the “Signatory”), revoking all prior proxies, hereby appoints Adya S. Tripathi and David Eichler, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to represent and vote on the matters set forth in this proxy any and all shares of the Common Stock of the Company held or owned by or standing in the name of the Signatory on the Company’s books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 18, 2004, at 11:30 a.m., local time, and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting.

The Signatory hereby directs and authorizes the above named Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card. The shares represented by this proxy will be voted as specified, or, if no specification is made, in favor of each proposal. The Signatory hereby further confers upon said Proxies, and each of them, or their substitutes, discretionary authority to vote with respect to all other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof.

The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report.

Address Change/Comments (Mark the corresponding box on the reverse side)

é Detach here from proxy voting card. é

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 22, 2004 are entitled to notice of and to vote at the meeting.

Sincerely,

Adya S. Tripathi

President and Chief Executive Officer

San Jose, California

May 17, 2004

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.					Mark Here for Address Change or Comments	☐
					PLEASE SEE REVERSE SIDE

1. To elect four directors to serve for the ensuing year and until their successors are elected.

FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	2.	To approve an increase in the aggregate number of shares of common stock authorized for issuance under the 2000 Stock Plan, as amended, by 2,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	☐	3.	To ratify the selection of BDO Seidman, LLP as independent accountants of the Company for its fiscal year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

01 Dr. Adya S. Tripathi, 02 A.K. Acharya, 03 Y.S. Fu, 04 Andy Jasuja			In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting and any adjournment(s) thereof.

(Instruction: To withhold authority to vote for any nominee, write that nominee’s name on the line below.)				Dated , 2004

				Signature of Stockholder

				Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

é Detach here from proxy voting card. é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Telephone and Internet voting is available through 11:59 PM EST

June 17, 2004

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/trph Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://www.tripath.com

Appendix B

TRIPATH TECHNOLOGY INC.

AMENDED AND RESTATED 2000 STOCK PLAN

Approved by the Board of Directors March 18, 2004

Approved by the Stockholders [            ]

1. PURPOSES OF THE PLAN. The purposes of this 2000 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) “ADMINISTRATOR” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “APPLICABLE LAWS” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “BOARD” means the Board of Directors of the Company.

(d) “CODE” means the Internal Revenue Code of 1986, as amended.

(e) “COMMITTEE” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(f) “COMMON STOCK” means the common stock of the Company.

(g) “COMPANY” means Tripath Technology Inc., a Delaware corporation.

(h) “CONSULTANT” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i) “DIRECTOR” means a member of the Board.

(j) “DISABILITY” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “EMPLOYEE” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

(m) “FAIR MARKET VALUE” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(n) “INCENTIVE STOCK OPTION” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o) “NONSTATUTORY STOCK OPTION” means an Option not intended to qualify as an Incentive Stock Option.

(p) “NOTICE OF GRANT” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(q) “OFFICER” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “OPTION” means a stock option granted pursuant to the Plan.

(s) “OPTION AGREEMENT” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t) “OPTIONED STOCK” means the Common Stock subject to an Option or Stock Purchase Right.

(u) “OPTIONEE” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(v) “PARENT” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “PLAN” means this 2000 Stock Plan.

(x) “RESTRICTED STOCK” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(y) “RESTRICTED STOCK PURCHASE AGREEMENT” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(z) “RULE 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(aa) “SECTION 16(b)” means Section 16(b) of the Exchange Act.

(bb) “SERVICE PROVIDER” means an Employee, Director or Consultant.

(cc) “SHARE” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(dd) “STOCK PURCHASE RIGHT” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ee) “SUBSIDIARY” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 21,300,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. ADMINISTRATION OF THE PLAN.

(a) PROCEDURE.

(i) MULTIPLE ADMINISTRATIVE BODIES. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) EFFECT OF ADMINISTRATOR’S DECISION. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. LIMITATIONS.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year

(under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. OPTION EXERCISE PRICE AND CONSIDERATION.

(a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares, provided Shares acquired from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. EXERCISE OF OPTION.

(a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the

Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. STOCK PURCHASE RIGHTS.

(a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

(a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15. AMENDMENT AND TERMINATION OF THE PLAN.

(a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16. CONDITIONS UPON ISSUANCE OF SHARES.

(a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.